Exhibit 99.1
Dana Corporation Provides Update on Restatements
TOLEDO, Ohio – Nov. 15, 2005 – Dana Corporation (NYSE: DCN) today provided additional information related to the status of the restatement of its financial statements and reaffirmed the expected impact of the restatement on aggregate net income for the periods affected.
With reference to its announcements of Oct. 10, 2005, and Oct. 18, 2005, relative to the restatement of its financial statements, Dana’s management and the Audit Committee of the Board of Directors have determined that the restatement of its 2004 financial statements will trigger the accounting requirement to restate its financial statements for the years 2002 and 2003 and its financial results for the years 2000 and 2001. Consequently, Dana’s financial statements for 2002 and 2003 and financial results for 2000 and 2001 can no longer be relied upon.
The items requiring the restatements of the years prior to 2004 are unrelated to the company’s ongoing internal investigation. The restatement for these items will impact only the timing of reported income, and not the cumulative net income in the periods affected. Therefore, Dana still expects that the net aggregate reduction in net income after tax for all periods to be restated will remain in the $25 million to $45 million range, which was previously announced.
The company’s conclusions were reached in consultation with its independent registered public accounting firm, PricewaterhouseCoopers LLP, and independent investigators retained by the Audit Committee.
Amended SEC Reports
Dana is in the process of preparing amended reports on Forms 10-Q/A for the first two quarters of 2005 and Form 10-K/A for the year ended December 31, 2004. The Form 10-K/A for 2004 will include restated financial statements for each of the years 2002 through 2004 and restated financial results for the years 2000 and 2001 in the Selected Financial Data.
Financial Agreements Update
In connection with the restatements announced on Oct. 10, Dana had notified the trustee under its Indentures dated Aug. 8, 2001 and Mar. 11, 2002, that the company may have violated a covenant in those Indentures with respect to furnishing financial statements prepared in accordance with generally accepted accounting principles. On Nov. 4, the trustee advised Dana that it had notified the registered holders of the notes issued under those Indentures of this possible violation and of Dana’s intention to restate its financial statements in the near term. Dana expects to cure the possible violation by filing its financial statements within the 60-day period provided in the Indentures.
The company is currently in discussions with its bank groups regarding an extension of the covenant waivers for its existing principal bank facility and accounts receivable facility from Nov. 30, 2005 to beyond year end, as well as amendments to the bank facility. The company is also discussing with its bank group possible modifications to the existing facilities or the creation of successor facilities.
About Dana Corporation
Dana people design and manufacture products for every major vehicle producer in the world. Dana is focused on being an essential partner to automotive, commercial, and off-highway

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vehicle customers, which collectively produce more than 60 million vehicles annually. A leading supplier of axle, driveshaft, engine, frame, chassis, and transmission technologies, Dana employs 46,000 people in 28 countries. Based in Toledo, Ohio, the company reported sales of $9.1 billion in 2004. Dana’s Internet address is: www.dana.com.
Forward-Looking Statements
Statements in this release that are not entirely historical constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent Dana’s expectations based on current information and assumptions. However, forward-looking statements are inherently subject to risks and uncertainties. The actual impact on Dana’s net income of the restatements of the company’s financial statements could differ materially from what is currently anticipated or projected depending upon the results of the ongoing internal investigation and the timing of Dana’s filing of the restatements may differ from what is currently expected. In addition, there can be no assurances regarding the outcome of Dana’s discussions with its bank groups regarding covenant waivers and future financing arrangements. Forward-looking statements in this release speak only as of the date of the release. Dana does not undertake to update such forward-looking statements.
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